Exhibit 99.1

Water Now, Inc. Comments on Recent Promotional Activity

Pursuant to OTC Markets Request

March 18, 2019

FORT WORTH, TX

FOR IMMEDIATE RELEASE

Fort Worth, Texas, March 18, 2019– Water Now, Inc. (“Water Now” or the “Company”) wishes to make the following statements regarding certain market activity surrounding its common stock (the “Common Stock”). On March 14, 2019, the Company was notified by the OTC Markets about a certain promotional analyst report distributed on March 14, 2019. Based on a review of the recent trading activity in the Common Stock, it appears that the effect of this promotional report may have been an increase in the volume of the Common Stock traded on the OTCQB since the release of the report. It is not, however, possible to accurately quantify this effect, and there has been only a nominal increase in the closing price of the Common Stock since March 14, 2019.

After due inquiry, Water Now confirms that neither the Company nor any of its officers, directors or, to the knowledge of the Company, controlling shareholders (i.e. shareholders owning 10% or more of the Common Stock), nor third-party service providers were involved, directly or indirectly, with the creation and/or distribution of the promotional report, nor did they authorize or pay for such report.

While it appears from reviewing the promotional report that certain statements and claims made therein were taken from the Company’s website, historical press releases and other public documents, Water Now did not have any editorial control over the content. Further, there were certain statements made in the promotional report that encouraged investors to purchase the Common Stock. These statements solely represent the views of the author, and the Company disclaims any potentially exaggerated or misleading statements contained in the report. The Company advises that recipients should not place undue reliance on this promotional report. Specifically, the Company does not condone the use of sensational language or any statements made regarding the urgency of investing in the Common Stock. Finally, the Company cautions that investing in the Common Stock involves certain risks and uncertainties that investors should review prior to making any investment decision. The Company encourages all investors to undertake proper due diligence and carefully consider all investment decisions. The Company directs potential investors to rely solely on its filings and disclosures made with the U.S. Securities and Exchange Commission available at www.sec.gov and on the OTC Disclosure & News Service available at www.otcmarkets.com.

On March 1, 2019, the Company engaged Porter, LeVay & Rose, Inc. to provide investor relations, public relations, and other related services.

After due inquiry, no officer, director or, to the knowledge of the Company, controlling shareholder or third party service provider, has sold or purchased shares of Common Stock within the last 90 days.

The Company’s Common Stock commenced trading on The OTC Pink Market on August 13, 2018. On August 20th and August 24th, 2018, respectively, the Company, pursuant to the consummation of a private offering initiated prior to the commencement of trading, sold an aggregate of 250,000 restricted shares of Common Stock at a price of $.50 per share. Such sales were below the closing bid price of the Common Stock on the date of sale.

Forward Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements Water Now, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Water Now, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the Securities and Exchange Commission ("SEC"). There may be other factors not mentioned above or included in the Water Now's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. Water Now, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.